As filed with the Securities and Exchange Commission on August 17, 2004	Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

iPass Inc.

(Exact name of registrant as specified in its charter)

Delaware	93-1214598
(State of Incorporation)	(I.R.S. Employer Identification No.)

3800 Bridge Parkway
Redwood Shores, CA 94065
(650) 232-4100
(Address of principal executive offices, including zip code)

2003 Equity Incentive Plan
2003 Non-Employee Directors Plan
2003 Employee Stock Purchase Plan
(Full title of the plans)

Kenneth D. Denman
Chairman and Chief Executive Officer
iPass Inc.
3800 Bridge Parkway
Redwood Shores, CA 94065
(650) 232-4100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Timothy J. Moore, Esq.	Bruce K. Posey, Esq.
Cooley Godward LLP	Vice President and General Counsel
Five Palo Alto Square	iPass Inc.
3000 El Camino Real	3800 Bridge Parkway
Palo Alto, CA 94306-2155	Redwood Shores, CA 94065
(650) 843-5000	(650) 232-4100

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities		Offering	Aggregate	Amount of
to be Registered (1)	Amount to be Registered (1)	Price per Share (2)	Offering Price (2)	Registration Fee
Common Stock, par value $0.001 per share	3,879,005 shares	$4.81	$18,638,619.03	$2,361.51

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Act”), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee and non-employee benefit plans described herein.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Act. The price per share and aggregate offering price are based on the average of the high and low prices of the Registrant’s Common Stock on August 13, 2004, as reported on the Nasdaq National Market (pursuant to Rule 457(c) under the Act).

The chart below details the calculations of the registration fee:

Securities	Number of Shares	Offering Price Per Share	Aggregate Offering Price
Shares reserved for future grant under the 2003 Equity Incentive Plan	3,024,171	$4.81	$14,531,141.66
Shares reserved for future grant under the 2003 Non-Employee Directors Plan	250,000	$4.81	$1,201,250.00
Shares reserved for future grant under the 2003 Employee Stock Purchase Plan	604,834	$4.81	$2,906,227.37
Proposed Maximum Offering Price	—	—	$18,638,619.03

EXPLANATORY NOTE
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
EXHIBITS
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 23.1

EXPLANATORY NOTE

     This Registration Statement on S-8 is being filed for the purpose of registering an additional 3,879,005 shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s 2003 Equity Incentive Plan, 2003 Non-Employee Directors Plan and 2003 Employee Stock Purchase Plan.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by iPass Inc. (the “Company”) with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

     (a) The Company’s Registration Statement on Form S-8 relating to the 2003 Equity Incentive Plan, 2003 Non-Employee Directors Plan and 2003 Employee Stock Purchase Plan (File No. 333-107315) and the documents incorporated therein.

     (b) The Company’s Annual Report on Form 10-K for the year ended December 31, 2003 filed with the SEC on March 30, 2004.

     (c) The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 filed with the SEC on May 14, 2004.

     (d) The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 filed with the SEC on August 16, 2004.

     (e) The description of the Company’s Common Stock which is contained in a registration statement on Form 8-A filed on July 1, 2003 (File No. 000-50327) under the Securities Exchange Act of 1934 (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

EXHIBITS

Exhibit
Number
5.1	Opinion of Cooley Godward LLP

10.1*	2003 Equity Incentive Plan and form of related agreements, as amended.

10.2*	2003 Non-Employee Directors Plan.

10.7*	2003 Employee Stock Purchase Plan and form of related agreements, as amended.

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24.1	Power of Attorney is contained on the signature pages.

*	Documents incorporated by reference from the Registrant’s Registration Statement of Form S-1, as amended (333-102715), originally filed with the Commission on January 24, 2003.

4

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood Shores, State of California, on August 17, 2004.

iPass Inc.
By:	/s/ Kenneth D. Denman
Kenneth D. Denman
Chairman and Chief Executive Officer

POWER OF ATTORNEY

     Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Kenneth D. Denman, Donald C. McCauley and Bruce K. Posey and each of them acting alone, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Kenneth D. Denman Kenneth D. Denman	Chairman, President, Chief Executive Officer and Director	August 17, 2004
/s/ Donald C. McCauley Donald C. McCauley	Vice President, Finance, and Chief Financial Officer (Principal Financial Officer)	August 17, 2004
/s/ Frank E. Verdecanna Frank E. Verdecanna	Corporate Controller (Principal Accounting Officer)	August 17, 2004

5

/s/ A. Gary Ames A. Gary Ames	Director	August 17, 2004
/s/ Cregg B. Baumbaugh Cregg B. Baumbaugh	Director	August 17, 2004
/s/ John D. Beletic John D. Beletic	Director	August 17, 2004
/s/ Peter G. Bodine Peter G. Bodine	Director	August 17, 2004
/s/ Arthur C. Patterson Arthur C. Patterson	Director	August 17, 2004
/s/ Allan R. Spies Allan R. Spies	Director	August 17, 2004

6

EXHIBIT INDEX

Exhibit
Number
5.1	Opinion of Cooley Godward LLP

10.1*	2003 Equity Incentive Plan and form of related agreements, as amended.

10.2*	2003 Non-Employee Directors Plan.

10.7*	2003 Employee Stock Purchase Plan and form of related agreements, as amended.

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24.1	Power of Attorney is contained on the signature pages.

*	Documents incorporated by reference from the Registrant’s Registration Statement of Form S-1, as amended (333-102715), originally filed with the Commission on January 24, 2003.

7